Exhibit 23.1

KPMG LLP	Telephone	(416) 777-8500
Chartered Accountants	Fax	(416) 777-8818
Suite 3300 Commerce Court West	Internet	www.kpmg.ca
PO Box 31 Stn Commerce Court
Toronto ON M5L 1B2
Canada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Jaguar Mining Inc.

We consent to the inclusion in this annual report on Form 40-F of:

-    our Report of Independent Registered Public Accounting Firm dated March 23, 2009 on the consolidated balance sheets of Jaguar Mining Inc. ("the Company") as at December 31, 2008 and 2007, and the consolidated statements of operations and comprehensive loss, cash flows and shareholders  equity  for each of the years in the three-year period ended December 31, 2008

-    our auditors' report on reconciliation to United States GAAP dated March 23, 2009

-    our Report of Independent Registered Public Accounting Firm dated March 23, 2009 on the Company s internal control over financial reporting as of December 31, 2008 each of which is contained in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2008.

Chartered Accountants Licensed Public Accountants

Toronto, Canada
March 23, 2009

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.